Exhibit 10.12

SECURITY AGREEMENT

dated as of September 28, 2012

among

SKY GROWTH ACQUISITION CORPORATION,

which on the Closing Date shall be merged with and into

PAR PHARMACEUTICAL COMPANIES, INC.,

with Par Pharmaceutical Companies, Inc. surviving such merger as a Borrower,

SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION,

as Holdings,

PAR PHARMACEUTICAL, INC.,

as Co-Borrower,

THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

i

ii

EXHIBITS

Exhibit I	-	Form of Security Agreement Supplement
Exhibit II	-	Form of Perfection Certificate
Exhibit III	-	Form of Trademark Security Agreement
Exhibit IV	-	Form of Patent Security Agreement
Exhibit V	-	Form of Copyright Security Agreement

iii

This SECURITY AGREEMENT, dated as of September 28, 2012 (this “Agreement”), among SKY GROWTH ACQUISITION CORPORATION, a Delaware corporation (which on the Closing Date shall be merged with and into PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the “Company”), with the Company surviving such merger as a Borrower (the “Parent Borrower”)), SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, a Delaware corporation (“Holdings”), PAR PHARMACEUTICAL, INC., a Delaware corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers”, and each, a “Borrower”), the Subsidiary Guarantors party hereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent.

Reference is made to the Credit Agreement, dated as of September 28, 2012 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Co-Borrower, the other parties party thereto from time to time and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain one or more Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements and in such Secured Cash Management Agreements, as applicable. The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements, are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor (as defined below). The Grantors are affiliates of one another, will derive substantial direct and indirect benefits from (i) the extensions of credit to the Borrowers pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrowers and/or one or more of their Restricted Subsidiaries, and (iii) the entering into and/or maintaining by the Cash Management Banks of Secured Cash Management Agreements with the Borrowers and/or one or more of their Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement.

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(b) Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.

(c) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning assigned to such term in Article VI.

“Account(s)” means “accounts” as defined in Section 9-102 of the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 4.02(d).

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Allocable Amount” has the meaning assigned to such term in Article VI.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Bankruptcy Event of Default” means any Event of Default by a Loan Party under Section 8.01(f) of the Credit Agreement.

“Blue Sky Laws” has the meaning assigned to such term in Section 5.01.

“Borrower” and “Borrowers” have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Closing Date Grantor” has the meaning assigned to such term in Section 2.02(a) of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Account” means any Cash Collateral Account, which cash collateral account shall be maintained with the Administrative Agent for the benefit of the relevant Secured Parties.

“Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.

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“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by or assigned to any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 7(c) to the Perfection Certificate and all: (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) renewals, reversions and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Equipment” shall mean (x) any “equipment” as such term is defined in Article 9 of the UCC and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC and (y) and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01 of this Agreement.

“General Intangibles” has the meaning provided in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor,

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as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.

“Grant of Security Interest” means a Grant of Security Interest in certain IP Collateral in the form of Exhibit III, IV or V attached hereto.

“Grantors” means the Borrowers and each Guarantor listed on the signature pages hereto or that becomes a party hereto pursuant to Section 7.13.

“Holdings” has the meaning assigned to such term in the preliminary statement hereto.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by any Grantor, including: inventions, designs, Patents, Copyrights, Licenses, Trademarks, Domain Names, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software, databases, all other proprietary information and all embodiments or fixations thereof and related documentation, registrations and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“IP Collateral” means the Collateral consisting of Intellectual Property.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting rights under Intellectual Property to which any Grantor is a party.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to develop, commercialize, import, make, have made, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any such right or a covenant not to sue with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule 7(a) to the Perfection Certificate, and (b) all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reexaminations, reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

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“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Parent Borrower and/or other applicable Grantor.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means Pledged Equity and Pledged Debt.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement; it being acknowledged and agreed that the term “Secured Obligations” as used herein shall include each extension of credit under the Credit Agreement and all obligations of the Loan Parties and their respective Subsidiaries which arise under the Loan Documents (including the Guaranty) or with respect to Obligations in respect of Secured Hedge Agreements or Secured Cash Management Agreements, in each case, whether outstanding on the date of this Agreement or extended or arising from time to time after the date of this Agreement.

“Securities Act” has the meaning assigned to such term in Section 5.01.

“Security” means a “security” as such term is defined in Article 8 of the UCC and, in any event, shall include any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and General Intangibles of like nature, the goodwill of the business symbolized thereby or associated therewith, all registrations and recordings thereof, and all

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registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 7(b) to the Perfection Certificate; but, excluding, any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law, (b) all rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (c) all extensions and renewals thereof and amendments thereto, (d) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements thereof, (e) all rights corresponding thereto throughout the world and (f) all rights to sue for past, present and future infringements or dilutions thereof or other injuries thereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

“UFCA” has the meaning assigned to such term in Article VI.

“UFTA” has the meaning assigned to such term in Article VI.

ARTICLE II

Pledge of Securities

Section 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in, whether now owned or hereafter acquired, all of such Grantor’s right, title and interest in, to and under (a) (i) all Equity Interests held by it and (ii) any other Equity Interests obtained in the future by such Grantor and, in each case, the certificates, instruments and agreements representing all such Equity Interests (the foregoing clauses (i) and (ii) collectively, the “Pledged Equity”); provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding Equity Interests of (x) each Restricted Subsidiary that is a Material Foreign Subsidiary that is directly owned by the Parent Borrower, the Co-Borrower or by any Subsidiary Guarantor (provided, that in the case of Par Formulations Private Limited, such security interest shall be limited to approximately 64.9% of the issued and outstanding Equity Interests of such Restricted Subsidiary) and (y) each Restricted Subsidiary

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that is a Material Domestic Subsidiary that is directly owned by the Parent Borrower, the Co-Borrower or by any Subsidiary Guarantor and that is treated as a disregarded entity for United States Federal income tax purposes and substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs and any other assets incidental thereto, (B) Equity Interests of any Person other than Material Subsidiaries, (C) Equity Interests of any Person (other than a wholly-owned Restricted Subsidiary), to the extent (x) not permitted or restricted by the terms of such Person’s Organization Documents or joint venture documents or other agreements with holders of such Equity Interests (other than any such agreement where all of the equity holders party thereto are Loan Parties) or (y) the pledge of such Equity Interest (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such Restricted Subsidiary, (D) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder (x) is prohibited by any applicable Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Law) or (y) would violate the terms of any written agreement, license or lease with respect to such asset or would require consent, approval, license or authorization (in each case, after giving effect to the relevant provisions of the UCC or other applicable Laws) or would give rise to a termination right pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the UCC or other applicable Laws), in each case, (a) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness and (b) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09 of the Credit Agreement, (E) any Equity Interest that the Administrative Agent shall have reasonably determined, in consultation with the Parent Borrower, to treat as an Excluded Equity Interest for purposes hereof because the cost of pledging or perfecting such Equity Interest hereunder outweighs the practical benefits to be obtained by the Secured Parties therefrom, (F) any Equity Interest the pledge of which would result in a material adverse tax consequence to Holdings, the Parent Borrower or any of its Subsidiaries, as reasonably determined by the Parent Borrower in consultation with the Administrative Agent, (G) any Equity Interests of any Securitization Subsidiary to the extent prohibited by the terms of any Qualified Securitization Financing (after giving effect to the relevant provisions of the UCC or other applicable Laws), (H) any Margin Stock and (I) any other Equity Interests that constitute Excluded Assets (any Equity Interests excluded pursuant to clauses (A) through (I) above, the “Excluded Equity Interests”; provided, however, that Excluded Equity Interests shall not include any Proceeds, substitutions or replacements of any Excluded Equity Interests referred to in the foregoing clauses (A) through (I) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Equity Interests referred to in the foregoing clauses (A) through (I) )); (b)(i) the Promissory Notes and any Instruments evidencing Indebtedness for borrowed money owned by it as of the date hereof (including those listed opposite the name of such Grantor on Schedule 5 to the Perfection Certificate) and (ii) any Promissory Notes and Instruments evidencing Indebtedness for borrowed money obtained in the future by such Grantor (the foregoing clauses (i) and (ii) collectively, the “Pledged Debt”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the

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securities referred to in clauses (a), (b) and (c) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of, and Security Entitlements in respect of, any of the foregoing ((1) the items referred to in clauses (a) through (f) above, (2) all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and all warrants, rights or options issued thereon or with respect thereto and (3) all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt, being collectively referred to as the “Pledged Collateral”; provided that Pledged Collateral shall not include any Excluded Assets).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02. Delivery of the Pledged Collateral.

(a) On the Closing Date (in the case of any Grantor that is listed on the signature pages hereto (each, including, for the avoidance of doubt, the Company, a “Closing Date Grantor”)) or on the date on which such Grantor signs and delivers its first Security Agreement Supplement (in the case of any Grantor other than a Closing Date Grantor), each Grantor shall deliver or cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated); provided that Promissory Notes and Instruments evidencing Indebtedness shall only be so required to be delivered to the extent required pursuant to paragraph (b) of this Section 2.02. Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated), such Grantor shall promptly (and in any event within thirty (30) days after receipt by such Grantor (or such longer period as the Administrative Agent may agree in its reasonable discretion)) deliver or cause to be delivered to the Administrative Agent such Pledged Security as Collateral; provided that Promissory Notes and Instruments evidencing Indebtedness shall only be so required to be delivered to the extent required pursuant to paragraph (b) of this Section 2.02.

(b) As promptly as practicable (and in any event within thirty (30) days after receipt by a Grantor (or such longer period as the Administrative Agent may agree in its reasonable discretion)), each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount equal to or in excess of $5,000,000 owed to such Grantor by any Person (other than a Loan Party) to be evidenced by a duly executed Promissory Note that is pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Administrative Agent, (i) any certificate or promissory note representing Pledged Collateral shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer

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duly-executed in blank reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by such instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed to supplement Schedule 4(a), 4(b) or 5 to the Perfection Certificate, as applicable; provided that failure to provide any such schedule shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) Notwithstanding the foregoing, to the extent that any Closing Date Grantor does not or cannot deliver any Pledged Collateral (other than Pledged Collateral consisting of the Equity Interests of the Parent Borrower and any wholly-owned Material Domestic Subsidiary of the Parent Borrower) on the Closing Date, after the use of commercially reasonable efforts to do so, such Closing Date Grantor shall not be required to deliver such Pledged Collateral until the date that is ninety (90) days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion).

(e) The assignment, pledge and security interest granted in Section 2.01 are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

Section 2.03. Representations, Warranties and Covenants. Each Grantor, jointly and severally, represents and warrants to, and covenants with, as to itself and the other Grantors, the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedules 4(a) and 4(b) to the Perfection Certificate set forth, (i) as of the Closing Date, (ii) as of each date on which a supplement to Schedule 4(a) or 4(b) to the Perfection Certificate is delivered pursuant to Section 2.02(c), and (iii) with respect to each Person that becomes a Grantor hereunder following the Closing Date, on the date of delivery of a Security Agreement Supplement by such Grantor, a true and correct list of all the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity directly owned beneficially, or of record, by such Grantor specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Pledged Equity, in each case, subject to any transfer made in compliance with the Credit Agreement, and Schedule 5 to the Perfection Certificate sets forth, (i) as of the Closing Date, (ii) as of each date on which a supplement to Schedule 5 to the Perfection Certificate is delivered pursuant to Section 2.02(c), and (iii) with respect to each Person that becomes a Grantor hereunder following the Closing Date, on the date of delivery of a Security Agreement Supplement by such Grantor, a true and correct list of all the Pledged Debt owned by such Grantor (other than checks to be deposited in the ordinary course of business), including all Promissory Notes and Instruments required to be pledged hereunder, subject to any transfer made in compliance with the Credit Agreement;

(b) the Pledged Equity issued by the Borrowers, each other Grantor or their respective wholly-owned Restricted Subsidiaries and the Pledged Debt (solely with respect to

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Pledged Debt issued by a Person other than any Grantor or any of their respective Subsidiaries, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable), are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than any Grantor or any of their respective Subsidiaries, to the best of each Grantor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to applicable Debtor Relief Laws and general principles of equity;

(c) each of the Grantors (i) holds the Pledged Securities indicated on Schedules 4(a), 4(b) and 5 to the Perfection Certificate, subject to any transfers made in compliance with the Credit Agreement, and such Pledged Securities owned by such Grantor free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) other Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and (ii) if requested by the Administrative Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for (i) restrictions and limitations imposed or permitted by the Loan Documents or securities laws generally or by Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, the Pledged Equity is and will continue to be freely transferable and assignable, and none of the Pledged Equity is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Equity hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity and perfection of the pledge effected hereby (other than (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Administrative Agent for the benefit of the Secured Parties or (ii) approvals, consents, exemptions, authorizations, actions, notices and filings which have been obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given, or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to and continued possession by the Administrative Agent in the State of New York, the Administrative Agent will obtain a legal, valid and, to the extent governed by the UCC, perfected lien upon and first priority security interest in such

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Pledged Securities as security for the payment and performance of the Secured Obligations, subject to no prior Liens other than any non-consensual Liens permitted pursuant to Section 7.01 of the Credit Agreement;

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein; and

(i) subject to the terms of this Agreement and to the extent permitted by applicable Law, each Grantor hereby agrees that upon the occurrence and during the continuation of an Event of Default, it will comply with instructions of the Administrative Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Pledged Equity.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Administrative Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Administrative Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that, to the extent any interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be represented by a certificate and such certificate shall be delivered to the Administrative Agent pursuant to Sections 2.02(a) and (c). Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Administrative Agent pursuant to Sections 2.02(a) and (c).

Section 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the Parent Borrower prior written notice of its intent to exercise such rights, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Administrative Agent and each Grantor will promptly give to the Administrative Agent copies of any material notices or other written communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Administrative Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement to the extent permitted by the

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documentation governing such Pledged Equity; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Administrative Agent shall not be required to give the notice referred to above in order to exercise the rights described above.

Section 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have provided prior notice to Parent Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii) The Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all at such Grantor’s sole cost and expense, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be promptly (and in any event within 10 Business Days or such longer period as the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). So long as no Event of Default has occurred and is continuing, the Administrative Agent shall promptly deliver to each Grantor (at the expense of such Grantor) any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 2.06(a)(iii).

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(b) Upon the occurrence and during the continuance of any Event of Default, after the Administrative Agent shall have notified the Parent Borrower of the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.06(a)(iii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 10 Business Days or such longer period as the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent upon demand in the same form as so received (with any necessary stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2.06(a)(iii) in the absence of any such Event of Default and that remain in such account, and such Grantor’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Parent Borrower of the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i), and the obligations of the Administrative Agent under Section 2.06(a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2.06(a)(i), and the obligations of the Administrative Agent under Section 2.06(a)(ii) shall be reinstated.

(d) Any notice given by the Administrative Agent to the Parent Borrower suspending the rights of the Grantors under this Section 2.06, (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under Sections 2.06(a)(i) or (iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has

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occurred and is continuing. Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or (c), if a Bankruptcy Event of Default shall have occurred and be continuing, the Administrative Agent shall not be required to give any notice referred to in said Sections in order to exercise any of its rights described in such Sections, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.

Section 2.07. Administrative Agent Not a Partner or Limited Liability Company Member. Nothing contained in this Agreement shall be construed to make the Administrative Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Administrative Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Administrative Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Administrative Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE III

Security Interests in Personal Property

Section 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all of such Grantor’s right, title and interest in, to or under any and all of the following assets and properties, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Inventory;

(viii) all Investment Property;

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(ix) all books and records pertaining to the Article 9 Collateral;

(x) all Goods and Fixtures;

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims described on Schedule 8 of the Perfection Certificate or disclosed to the Administrative Agent in accordance with Section 3.04(c);

(xiii) the Collateral Account, and all cash, Money, Securities and other investments deposited therein;

(xiv) all Supporting Obligations;

(xv) all Security Entitlements in any or all of the foregoing;

(xvi) all IP Collateral; and

(xvii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets.

(b) Subject to Section 3.03(h), each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements or continuation statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets or all personal property of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number (if any) issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) Each Grantor hereby further authorizes the Administrative Agent to file a Grant of Security Interest substantially in the form of Exhibit III, IV or V, as applicable, covering relevant IP Collateral consisting of Patents (and Patents for which applications are pending), registered Trademarks (and Trademarks for which registration applications are pending) and registered Copyrights (and Copyrights for which registration applications are

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pending) with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable, and such other documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Administrative Agent, as secured party.

Section 3.02. Representations and Warranties. Each Grantor represents and warrants, as to itself and the other Grantors, to the Administrative Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights (not subject to any Liens other than Liens permitted by Section 7.01 of the Credit Agreement and except as otherwise permitted by the Loan Documents) and/or good or marketable title in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes (which rights and/or title, are in any event, sufficient under Section 9-203 of the UCC), and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly executed and delivered to the Administrative Agent and the information set forth therein, including the exact legal name of each Grantor and its jurisdiction of organization, taken as a whole, is correct and complete in all material respects (except the information therein with respect to the exact legal name of each Grantor shall be correct and complete in all respects) as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in the jurisdiction of organization of each Grantor as set forth on Schedule 2 to the Perfection Certificate (or specified by notice from the Parent Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement and the Collateral and Guarantee Requirement), are all the filings, recordings and registrations (other than any filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of Intellectual Property) necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration with respect to such Collateral is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements. Each Grantor represents and warrants that, as of the Closing Date, fully executed Grants of Security Interest in the form attached as Exhibit III, IV or V, as applicable, containing a description of all IP Collateral in the United States consisting of Patents (and Patents for which applications are pending), registered Trademarks (and Trademarks for which registration applications are pending) or registered Copyrights (and Copyrights for which registration applications are pending), as applicable, have been delivered to the Administrative Agent for

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recording by the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the relevant Grants of Security Interest with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. To the extent a security interest may be perfected by filing, recording or registration in United States Patent and Trademark Office or United States Copyright Office under the United States federal intellectual property laws, then no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)). The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (ii) any other Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e) All Commercial Tort Claims of each Grantor where the amount of the damages claimed by such Grantor is in excess of $5,000,000 in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule 8 to the Perfection Certificate as supplemented pursuant to Section 3.04(c).

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Section 3.03. Covenants.

(a) The Parent Borrower agrees to promptly (and in any event within sixty (60) calendar days of such event, or such later date as the Administrative Agent may agree in its reasonable discretion) notify the Administrative Agent of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, or (iv) in the organizational identification number of any Grantor.

(b) Subject to Section 3.03(h), each Grantor shall, at its own expense, upon the reasonable request of the Administrative Agent, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons claiming an interest therein that is adverse to the interests hereunder of the Administrative Agent or any other Secured Party, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of the business, and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Grantor in its reasonable business discretion to be desirable in the conduct of its business and (y) permitted by the Credit Agreement.

(c) At the time of delivery of a Compliance Certificate pursuant to Section 6.02(a) of the Credit Agreement, in connection with the delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01(a) of the Credit Agreement, the Parent Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Parent Borrower setting forth the information required pursuant to Schedule 7(a), (b) and (c) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c).

(d) Subject to Section 3.03(h) and any other express limitations in this Agreement, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral (other than by a Loan Party) that equals or exceeds $5,000,000 shall be or become evidenced by any Promissory Note or Instrument, such Promissory Note or Instrument shall be promptly (and in any event within 30 days of its acquisition or such longer period as the Administrative Agent may agree in its reasonable discretion) pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties in a manner reasonably satisfactory to the Administrative Agent.

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(e) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent within ten (10) Business Days after demand for any reasonable payment made or any reasonable out-of-pocket expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, the Grantors shall not be obligated to reimburse the Administrative Agent with respect to any Intellectual Property that any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain in accordance with Section 4.02(f). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $5,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent for the benefit of the applicable Secured Parties; provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) [Reserved].

(h) Notwithstanding anything in any Loan Document to the contrary, none of the Grantors shall be required, nor is the Administrative Agent authorized (i) to perfect the Security Interests granted by this Security Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s), and filings in the applicable real estate records with respect to any fixtures relating to Mortgaged Properties, (B) filings in United States government offices with respect to IP Collateral of any Grantor as expressly required elsewhere herein, (C) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of Certificated Securities or Instruments as expressly required elsewhere herein or (D) other methods expressly provided herein, (ii) to perfect the security interest granted hereunder in Letter-of-Credit Rights other than pursuant to the filings referred to in clause (i)(A) above, (ii) to perfect the security interest granted hereunder in motor vehicles, aircraft and other assets subject to certificates of title, (iii) other than in respect of Pledged Collateral, to perfect the security interests hereunder through “control” (including for the avoidance of doubt, to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Collateral that requires perfection by

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“control”), (iv) to complete any filings or other action with respect to the perfection of the security interests, including of any Intellectual Property, created hereby in any jurisdiction outside of the United States or any State thereof, (v) with respect to any Collateral, to prefect by possession of Promissory Notes or any other Instruments evidencing an amount less than $5,000,000 and (vi) to deliver any Certificated Securities except as expressly provided in Article II.

Section 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount equal to or in excess of $5,000,000 such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any Certificated Securities, such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent for the benefit of the applicable Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request. If any Securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Administrative Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (but only to the extent such Securities and other Investment Property constitute Collateral) (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such Securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the Securities. If any Securities, whether certificated or uncertificated, or other Investment Property are held by any Grantor or its nominee through a Securities Intermediary, upon the Administrative Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Administrative Agent thereof and at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent shall either (i) cause such Securities Intermediary to agree to comply with Entitlement Orders or other instructions from the Administrative Agent to such Securities Intermediary as to such Security Entitlements without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing, the Administrative Agent

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agrees with each of the Grantors that the Administrative Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor.

(c) Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $5,000,000 or more and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 45 days (or such longer period as the Administrative Agent may agree in its reasonably discretion) after the end of the fiscal quarter in which such complaint was filed, notify the Administrative Agent thereof in a writing signed by such Grantor and provide supplements to Schedule 8 to the Perfection Certificate describing the details thereof and shall grant to the Administrative Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

ARTICLE IV

Special Provisions Concerning IP Collateral

Section 4.01. Grant of License to Use Intellectual Property.

Without limiting the provisions of Section 3.01 hereof or any other rights of the Administrative Agent as the holder of a Security Interest in any IP Collateral, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the IP Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located (whether or not any license agreement by and between any Grantor and any other Person relating to the use of such IP Collateral may be terminated hereafter), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any such license and any such license granted by the Administrative Agent to a third party shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and value of the affected IP Collateral, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to Patents, copyright notices and restrictions on decompilation and reverse engineering of copyrighted software (it being understood and agreed that, without limiting any other rights and remedies of the Administrative Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Administrative Agent rights in and to such IP Collateral above and beyond (x) the rights to such IP Collateral that each Grantor has reserved for itself and (y) in the case of IP Collateral that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such IP Collateral hereunder).

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The use of such license by the Administrative Agent may only be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall immediately terminate at such time as the Administrative Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement. Nothing in this Section 4.01 grants, or shall require a Grantor to grant, any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any existing or future contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor. Without limiting the foregoing, and notwithstanding the existence of any Event of Default, any license rights granted under the IP Collateral hereunder are and shall be subject to all other license rights, existing or future, that are or will be granted by any Grantor to a third party. In the event the license set forth in this Section 4.01 is exercised with regard to any Trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks, including, without limitation the actions and conduct described in Section 4.02 below.

Section 4.02 Protection of Administrative Agent’s Security.

(a) Except to the extent permitted by Section 4.02(f) below, or to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its IP Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authority located in the United States to (i) maintain the validity and enforceability of any registered IP Collateral and maintain such IP Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such IP Collateral of such Grantor.

(b) Except to the extent permitted by Section 4.02(f) below, or to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its IP Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain.

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(c) Except to the extent permitted by Section 4.02(f) below, or to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its IP Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d) Each Grantor agrees that, should it obtain an ownership or other interest in any IP Collateral after the Closing Date (the “After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the IP Collateral subject to the terms and conditions of this Agreement with respect thereto.

(e) Except to the extent permitted by Section 4.02(f) below, promptly following delivery of the annual update described in Section 3.03(e), each Grantor shall sign and deliver to the Administrative Agent an appropriate Security Agreement Supplement and related Grant of Security Interest with respect to applications for registration or registrations of IP Collateral owned or exclusively licensed by it as of the last day of such fiscal year, to the extent that such IP Collateral is not covered by any previous Security Agreement Supplement (and Grant of Security Interests) so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Administrative Agent to make any necessary or reasonably desirable recordations with the United States Copyright Office or the United States Patent and Trademark Office, as appropriate.

(f) Notwithstanding the foregoing provisions of this Section 4.02 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any of its IP Collateral or placing in the public domain, or from failing to take action to enforce license agreements or pursue actions against infringers, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business and Grantor shall not be required to take any action hereunder (including notice to the Agent of any such IP Collateral or such action).

ARTICLE V

Remedies

Section 5.01. Remedies Upon Default.

Upon the occurrence and during the continuance of an Event of Default it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party under this Agreement, the UCC or other applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the

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Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) withdraw any and all cash or other Collateral from any Collateral Account and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 5.02; (v) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate and (vi) with respect to any IP Collateral, on demand, cause the Security Interest to become an assignment, transfer and conveyance of any of or all such IP Collateral (provided that no such demand may be made unless an Event of Default has occurred and has continued for thirty (30) days) by the applicable Grantors to the Administrative Agent, or license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such IP Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine, provided, however, that such terms shall include all terms and restrictions that customarily required to ensure the continuing validity and effectiveness of the IP Collateral at issue, such as, without limitation, notice, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software, and confidentiality protections for trade secrets. Each Grantor acknowledges and recognizes that (a) the Administrative Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) neither the Administrative Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. To the maximum extent permitted by Law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or

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purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. The Administrative Agent may conduct one or more going out of business sales, in the Administrative Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes of determining the Grantors’ rights in the Collateral, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to

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such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full, provided, however, that such agreements shall include all terms and restrictions that are customarily required to ensure the continuing validity and effectiveness of the IP Collateral at issue, such as, without limitation, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software, and protecting the confidentiality of trade secrets. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Parent Borrower of its intent to exercise such rights (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required) for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or in part relating thereto. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within ten (10) days of demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Administrative Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.

Section 5.02. Application of Proceeds.

The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 8.03 of the Credit Agreement. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the

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officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

Section 5.03. Remedies Subject to Credit Agreement.

Notwithstanding any of the other provisions herein, the rights and remedies of the Administrative Agent and the Secured Parties shall be subject to Section 8.02 of the Credit Agreement.

ARTICLE VI

Indemnity, Subrogation and Subordination

Upon payment by any Grantor of any Secured Obligations, all rights of such Grantor against the Parent Borrower or any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Secured Obligations (other than (i) contingent indemnity obligations for then unasserted claims; (ii) obligations and liabilities under Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made; (iii) Secured Cash Management Agreements as to which arrangements satisfactory to the applicable Cash Management Bank shall have been made and (iv) Letters of Credit and L/C Obligations that have been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer) and the termination of all Commitments to any Loan Party under any Loan Document. If any amount shall erroneously be paid to the Parent Borrower or any other Grantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Parent Borrower or any other Grantor, such amount shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Administrative Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Grantor (other than any Borrower) shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Secured Obligations (an “Accommodation Payment”), then the Grantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Grantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Grantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Grantors. As of any date of determination, the “Allocable Amount” of each Grantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Grantor hereunder and under the Credit Agreement without (a) rendering such Grantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent

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Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Grantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Grantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

ARTICLE VII

Miscellaneous

Section 7.01. Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to a Grantor other than the Parent Borrower shall be given in care of the Parent Borrower as provided in Section 10.02 of the Credit Agreement.

Section 7.02. Waivers; Amendment.

(a) No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and each other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Credit Loan or the issuance of a Letter of Credit or the provision of services under Secured Cash Management Agreements or Secured Hedge Agreements shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 7.03. Administrative Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

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(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor shall, jointly and severally, indemnify and hold harmless the Administrative Agent and each Indemnitee from and against any and all liabilities, losses, damages, claims and expenses (including Attorney Costs but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of this Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Parent Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or expenses resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate, controlling persons, director, officer, employee, member, agent, partners, advisor or other representative of such Indemnitee, as determined by the final non appealable judgment of a court of competent jurisdiction, (ii) a material breach of any obligations under any Loan Document by such Indemnitee or of any Affiliate, controlling persons, director, officer, employee, member, agent, partners, advisor or other representative of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (c) any dispute solely among Indemnitees other than (1) any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and (2) any claims arising out of any act or omission of the Parent Borrower or any of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable judgment of a court of competent jurisdiction), (iii) subject to Section 3.01 of the Credit Agreement, Taxes, or amounts excluded from the definition of “Taxes” pursuant to clauses (i) through (viii) of the first sentence of Section 3.01(a) of the Credit Agreement, that are imposed with respect to payments to or for the account of any Agent or any Lender under any Loan Document, which, in each case, shall be governed by Section 3.01 of the Credit Agreement or (v) Other Taxes or to taxes covered by Section 3.04 of the Credit Agreement. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 7.03 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Parent Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for direct (as

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opposed to indirect, special, punitive or consequential) damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of any such Indemnitee), nor shall any Grantor or any Indemnitee have any liability and each party hereby waives, any claim against any other party to this Agreement or any Indemnitee, for any special, punitive, indirect or consequential damages relating to this Agreement or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Grantor, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses incurred related thereto). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The agreements in this Section 7.03 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 7.03 shall be payable within thirty (30) Business Days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 7.03.

Section 7.04. Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Except as provided in Section 10.07 of the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 7.05. Survival of Agreement.

Without limitation of any provision of the Credit Agreement or Section 7.03 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Credit Loans and the issuance of any Letters of Credit regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the

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Credit Agreement, and shall continue in full force and effect until this Agreement is terminated as provided in Section 7.12 hereof, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

Section 7.06. Counterparts; Effectiveness; Several Agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument. Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each Closing Date Grantor (and, with respect to each Person that becomes a Grantor hereunder following the Closing Date, on the date of delivery of a Security Agreement Supplement by such Grantor) and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of each Grantor and the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, subject to Section 7.04 hereof. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 7.07. Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.08. Governing Law, etc.

The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue, consent to services of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 7.09. [Reserved].

Section 7.10. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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Section 7.11. Security Interest Absolute.

To the extent permitted by Law, all rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, the Secured Hedge Agreements, any Secured Cash Management Agreements, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the Secured Hedge Agreements, any Secured Cash Management Agreements, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 7.12, but without prejudice to reinstatement rights under Section 2.04 of the Guaranty, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 7.12. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations when (i) all Revolving Credit Commitments have expired or been terminated and the Lenders have no further commitment to lend under the Credit Agreement, (ii) all outstanding Secured Obligations (other than (A) contingent indemnification obligations with respect to then unasserted claims and (B) Secured Obligations in respect of obligations that may thereafter arise with respect to Secured Hedge Agreements and Secured Cash Management Agreements, in each case, not yet due and payable; unless the Administrative Agent has received written notice, at least two (2) Business Days prior to the proposed date of any such release of the Security Interest, stating that arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank, as the case may be, in respect thereof have not been made) shall have been paid in full in cash, (iii) all Letters of Credit have expired or terminated (or been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer) and (iv) all L/C Obligations have been reduced to zero (or Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), provided, however, that in connection with the termination of this Agreement, the Administrative Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements, in each case to the extent not provided for thereunder.

(b) The Security Interest in any Collateral shall be automatically released in the circumstances set forth in Section 9.10(a) of the Credit Agreement or upon any release of the Lien on such Collateral in accordance with Section 9.10(b) of the Credit Agreement.

Security Agreement

(c) In connection with any termination or release pursuant to clause (a) or (b) above, the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that the respective Grantor desires that the Administrative Agent take any of the actions described in immediately preceding clause (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 7.12.

Section 7.13. Additional Restricted Subsidiaries.

Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Grantors upon becoming Restricted Subsidiaries. Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement

Section 7.14. Administrative Agent Appointed Attorney-in-Fact.

(a) Each Grantor hereby appoints the Administrative Agent the true and lawful attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default and (unless a Bankruptcy Event of Default has occurred and is continuing, in which case no such notice shall be required) upon and after delivery of notice by the Administrative Agent to the Parent Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of Accounts to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect

Security Agreement

or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent or to a Collateral Account and adjust, settle or compromise the amount of payment of any Account or related contracts; (viii) to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment with respect to the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and (ix) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

(b) All acts in accordance with the terms of this Section 7.14 of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Administrative Agent, for the benefit of the Secured Parties, under this Section 7.14 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

Section 7.15. General Authority of the Administrative Agent.

By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

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Section 7.16. Administrative Agent’s Duties.

The Administrative Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Administrative Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property.

Section 7.17. Recourse; Limited Obligations.

This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Credit Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith, with respect to the Secured Obligations of each applicable Secured Party. It is the desire and intent of each Grantor and each applicable Secured Party that this Agreement shall be enforced against each Grantor to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought.

Section 7.18. Mortgages.

In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of fixtures and real property leases, letting and licenses of, and contracts, and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

[Signature Pages Follow]

Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SKY GROWTH ACQUISITION CORPORATION (which on the Closing Date shall be merged with and into Par Pharmaceutical Companies, Inc., with Par Pharmaceutical Companies, Inc. surviving such merger as the Parent Borrower),

By:

	Name:	Ronald Cami
	Title:	Vice President and Secretary

[Security Agreement]

The undersigned hereby confirms that, as a result of its merger with Sky Growth Acquisition Corporation, it hereby assumes all of the rights and obligations of Sky Growth Acquisition Corporation under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and is joined to this Agreement as the Parent Borrower thereunder.

PAR PHARMACEUTICAL COMPANIES, INC.

By:

	Name:	Michael Tropiano
	Title:	Executive Vice President and Chief Financial Officer

[Security Agreement]

SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, as Holdings,

By:

	Name:	Michael Tropiano
	Title:	Executive Vice President and Chief Financial Officer

[Security Agreement]

CO-BORROWER:

PAR PHARMACEUTICAL, INC., as Co- Borrower

By:

	Name:	Michael Tropiano
	Title:	Executive Vice President and Chief Financial Officer

[Security Agreement]

SUBSIDIARY GUARANTORS:

ANCHEN INCORPORATED ANCHEN PHARMACEUTICALS, INC., each as a Subsidiary Guarantor

By:

	Name:	Michael Tropiano
	Title:	Executive Vice President and Chief Financial Officer

PAR, INC., as a Subsidiary Guarantor

By:

	Name:	Michael Tropiano
	Title:	Vice President and Chief Financial Officer

KALI LABORATORIES, INC., as a Subsidiary Guarantor

By:

	Name:	Michael Tropiano
	Title:	Chief Financial Officer and Treasurer

[Security Agreement]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:

	Name:	Keri Shull
	Title:	Vice President

[Security Agreement]

EXHIBIT I TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO.      dated as of                  , 20     (this “Supplement”), to the Security Agreement dated as of [    ], 2012 (the “Security Agreement”), among SKY GROWTH ACQUISITION CORPORATION, a Delaware corporation (which on the Closing Date shall be merged with and into PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the “Company”), with the Company surviving such merger as a Borrower (the “Parent Borrower”)), SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, a Delaware corporation (“Holdings”), PAR PHARMACEUTICAL, INC., a Delaware corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Subsidiary Guarantors thereto and BANK OF AMERICA, N.A., as Administrative Agent.

A. Reference is made to the Credit Agreement, dated as of [    ], 2012 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by, among others, the Parent Borrower, Co-Borrower, Holdings, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and (ii) the Guaranty (as defined in the Credit Agreement).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement, as applicable.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.13 of the Security Agreement provides that additional Restricted Subsidiaries of the Grantors may become Grantors under the Security Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 7.13 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualfied as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to

Security Agreement

“materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary as if originally named therein as a Grantor. The Security Agreement is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic (including .pdf file) transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4. The New Subsidiary hereby represents and warrants that a Perfection Certificate as to New Subsidiary has been duly executed and delivered to the Administrative Agent and the information set forth therein, including the exact legal name of the New Subsidiary and its jurisdiction of organization, is correct and complete in all material respects as of the date hereof.

Section 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

Section 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including all Attorney Costs of counsel for the Administrative Agent as provided in Section 7.03(a) of the Security Agreement.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:
Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Security Agreement

EXHIBIT II TO SECURITY AGREEMENT

Form of Perfection Certificate

[separately provided]

Security Agreement

EXHIBIT III TO SECURITY AGREEMENT

[FORM OF] TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”) dated             , 20    , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Bank of America, N.A., as Administrative Agent (as defined in the Credit Agreement referred to below).

Reference is made to (i) the Credit Agreement, dated as of [    ], 2012 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sky Growth Acquisition Corporation, Par Pharmaceutical Companies, Inc., Par Pharmaceutical, Inc., Sky Growth Intermediate Holdings II Corporation, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, (ii) each Secured Hedge Agreement and (iii) each Secured Cash Management Agreement. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain one or more Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements or such Secured Cash Management Agreements, as applicable.

Whereas, as a condition precedent to the Lenders extension of such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements, each Grantor has executed and delivered that certain Security Agreement dated [    ], 2012, made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

Whereas, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this Trademark Security Agreement for recording with the United States Patent and Trademark Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Terms. Terms defined in the Credit Agreement and Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement and Security Agreement.

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SECTION 2. Grant of Security. Each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties a continuing security interest in all of the Grantor’s right, title and interest in, to and under the Trademarks, including the Trademarks set forth on Schedule A attached hereto and all Proceeds of any and all of the foregoing (other than Excluded Assets) (collectively, the “Trademarks”).

SECTION 3. Security for Obligations. The grant of a security interest in the Trademarks by each Grantor under this Trademark Security Agreement is made to secure the payment or performance, as the case may be, in full of the Secured Obligations.

SECTION 4. Recordation. Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Trademark Security Agreement.

SECTION 5. Execution in Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Security Agreement. This Trademark Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7. Governing Law. This Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

[Remainder of this page intentionally left blank]

Security Agreement

IN WITNESS WHEREOF, the undersigned have executed this Trademark Security Agreement as of the date first above written.

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

BANK OF AMERICA, N.A. as Administrative Agent

By:
Name:
Title:

Security Agreement

SCHEDULE A

MARK	SERIAL/REG. NO.	APP./REG. DATE

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EXHIBIT IV TO SECURITY AGREEMENT

[FORM OF] PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Patent Security Agreement”) dated             , 20    , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Bank of America, N.A., as Administrative Agent (as defined in the Credit Agreement referred to below).

Reference is made to (i) the Credit Agreement, dated as of [    ], 2012 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sky Growth Acquisition Corporation, Par Pharmaceutical Companies, Inc., Par Pharmaceutical, Inc., Sky Growth Intermediate Holdings II Corporation, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, (ii) each Secured Hedge Agreement and (iii) each Secured Cash Management Agreement. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain one or more Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements or such Secured Cash Management Agreements, as applicable.

Whereas, as a condition precedent to the Lenders extension of such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements, each Grantor has executed and delivered that certain Security Agreement dated [    ], 2012, made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

Whereas, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this Patent Security Agreement for recording with the United States Patent and Trademark Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Terms. Terms defined in the Credit Agreement and Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement and Security Agreement.

SECTION 2. Grant of Security. Each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties a

Security Agreement

continuing security interest in all of the Grantor’s right, title and interest in, to and under the Patents, including the Patents set forth on Schedule A attached hereto and all Proceeds of any and all of the foregoing (other than Excluded Assets) (collectively, the “Patents”).

SECTION 3. Security for Obligations. The grant of a security interest in the Patent by each Grantor under this Patent Security Agreement is made to secure the payment or performance, as the case may be, in full of the Secured Obligations.

SECTION 4. Recordation. Each Grantor authorizes and requests that the Commissioner for Patents and any other applicable government officer record this Patent Security Agreement.

SECTION 5. Execution in Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Security Agreement. This Patent Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7. Governing Law. This Patent Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

[Remainder of this page intentionally left blank]

Security Agreement

IN WITNESS WHEREOF, the undersigned have executed this Patent Security Agreement as of the date first above written.

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Security Agreement

SCHEDULE A

PATENT	PATENT NO.	FILING/ISSUE DATE

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EXHIBIT V TO SECURITY AGREEMENT

[FORM OF] COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”) dated             , 20    , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Bank of America, N.A., as Administrative Agent (as defined in the Credit Agreement referred to below).

Reference is made to (i) the Credit Agreement, dated as of [    ], 2012 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sky Growth Acquisition Corporation, Par Pharmaceutical Companies, Inc., Par Pharmaceutical, Inc., Sky Growth Intermediate Holdings II Corporation, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, (ii) each Secured Hedge Agreement and (iii) each Secured Cash Management Agreement. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain one or more Secured Cash Management Agreements, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements or such Secured Cash Management Agreements, as applicable.

Whereas, as a condition precedent to the Lenders extension of such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements, each Grantor has executed and delivered that certain Security Agreement dated [    ], 2012, made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

Whereas, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this Copyright Security Agreement for recording with the United States. Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Terms. Terms defined in the Credit Agreement and Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement and Security Agreement.

SECTION 2. Grant of Security. Each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties a

Security Agreement

continuing security interest in all of the Grantor’s right, title and interest in, to and under the Copyrights, including the Copyrights set forth on Schedule A attached hereto and all Proceeds of any and all of the foregoing (other than Excluded Assets) (collectively, the “Copyrights”).

SECTION 3. Security for Obligations. The grant of a security interest in the Copyrights and exclusive Copyright Licenses by each Grantor under this Copyright Security Agreement is made to secure the payment or performance, as the case may be, in full of the Secured Obligations.

SECTION 4. Recordation. Each Grantor authorizes and requests that the Commissioner for Copyrights and any other applicable government officer record this Copyright Security Agreement.

SECTION 5. Execution in Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Security Agreement. This Copyright Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 7. Governing Law. This Copyright Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

[Remainder of this page intentionally left blank]

Security Agreement

IN WITNESS WHEREOF, the undersigned have executed this Copyright Security Agreement as of the date first above written.

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Security Agreement

SCHEDULE A

COPYRIGHTS

COPYRIGHT	COPYRIGHT NO.	APP./REG. DATE

Security Agreement